UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2018
_________________________________________________________
Triangle Capital Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 719-4770
Not Applicable
(Former name or former address, if changed since last report.)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Triangle Capital Corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) on July 24, 2018. There were 48,050,720 shares of the Company’s common stock outstanding and entitled to vote on the record date for the Special Meeting, and 28,742,533 shares of the Company’s common stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum. Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 1, 2018:
Proposal 1 - Asset Sale Proposal
The Company’s stockholders voted to approve the Asset Purchase Agreement, dated as of April 3, 2018 (the “Asset Purchase Agreement”), by and between the Company and BSP Asset Acquisition I, LLC (the “Asset Buyer”) and the transactions contemplated thereby, including the sale of substantially all of the Company’s investment portfolio to the Asset Buyer for the price, and on the terms, set forth in the Asset Purchase Agreement (the “Asset Sale Transaction”). The following votes were taken in connection with this proposal:

For	Against	Abstain
27,254,685	1,127,206	360,642
Proposal 2 - Stock Issuance Proposal
The Company’s stockholders voted to approve, in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance and sale by the Company to Barings LLC (“Barings”) of up to, under certain circumstances, $150 million worth of shares of the Company’s common stock, par value $0.001 per share, pursuant to the terms of the Stock Purchase and Transaction Agreement (the “Externalization Agreement”), dated as of April 3, 2018, by and between the Company and Barings. The following votes were taken in connection with this proposal:

For	Against	Abstain
26,796,195	1,593,222	353,115
Proposal 3 - Advisory Agreement Proposal
The Company’s stockholders voted to approve the investment advisory agreement pursuant to which Barings will be appointed as the investment adviser to the Company following the closing of the Asset Sale Transaction and effective as of the closing of the externalization transaction with Barings contemplated by the Externalization Agreement. The following votes were taken in connection with this proposal:

For	Against	Abstain
26,829,181	1,552,512	360,839
Proposal 4 - Reduced Asset Coverage Ratio Proposal
The Company’s stockholders voted to approve the proposal to authorize the Company to be subject to a reduced asset coverage ratio of at least 150% under the Investment Company Act of 1940, as amended (the “1940 Act”). The following votes were taken in connection with this proposal:

For	Against	Abstain
27,424,006	922,017	396,508
As a result of the approval of the application to the Company of the modified minimum asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, and subject to the satisfaction of certain ongoing disclosure requirements, effective July 25, 2018, the minimum asset coverage ratio applicable to the Company under the 1940 Act is 150%.
Proposal 5 - Executive Payments Proposal
The Company’s stockholders voted to approve, on an advisory, non-binding basis, the payment of an estimated $17.2 million in the aggregate, subject to the occurrence of certain conditions regarding change of control and termination, in golden parachute payments, that will or may become payable by the Company to its named executive officers pursuant to their employment and other arrangements with the Company in connection with the completion of the transactions with the Asset Buyer and Barings. The following votes were taken in connection with this proposal:

For	Against	Abstain
14,584,794	13,542,657	615,078
Proposal 6 - Adjournment Proposal
The Company’s stockholders voted to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1, Proposal 2 or Proposal 3. The following votes were taken in connection with this proposal:

For	Against	Abstain
21,463,105	6,905,009	374,418

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation

Date: July 24, 2018	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer